UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 10, 2025

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California
(Address of principal executive offices)
94404
(Zip Code)
650-574-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2025, the Board of Directors of Gilead Sciences, Inc., a Delaware corporation (the “Company”), appointed Erin Burkhart as Senior Vice President, Controllership and principal accounting officer of the Company, effective as of September 22, 2025 (the “Transition Date”).

Ms. Burkhart, age 46, has served as Group Vice President and Chief Accounting Officer of BioMarin Pharmaceutical Inc., a biotechnology company, since May 2022. Ms. Burkhart previously worked at Eli Lilly and Company, a pharmaceutical company, from August 2014 to April 2022, where she held various accounting and finance roles of increasing responsibility during her tenure. Ms. Burkhart started her career in public accounting in 2001 with Arthur Andersen and Deloitte before serving in accounting and finance roles with various other companies. Ms. Burkhart is a licensed certified public accountant and holds a B.S. in Accounting from Butler University.

Ms. Burkhart succeeds Diane E. Wilfong, who will step down as the Company’s interim Controller and principal accounting officer, effective as of the Transition Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ DEBORAH H. TELMAN
Deborah H. Telman EVP, Corporate Affairs, General Counsel and Corporate Secretary
Date: August 14, 2025